SCHEDULE 14A INFORMATION

        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
          THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant                      /x/

Filed by a Party other than the Registrant   / /

Check the appropriate box:

/x/  Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/ /  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                   SIDEWARE SYSTEMS INC.
            ---------------------------------
    (Name of Registrant as Specified In Its Charter)


   ------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement if other than
    Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-
     6(i)(4) and 0-11.


(1) Title of each class of securities to which transaction applies:



(2)  Aggregate number of securities to which transaction applies:


(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


(4)  Proposed maximum aggregate value of transaction:


(5)  Total fee paid:



/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:



(2)  Form, Schedule or Registration Statement No.:


(3)  Filing Party:


(4)  Date Filed:

               SIDEWARE SYSTEM INC.
   NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
                  June 28, 2001
                    1:00 p.m.

To The Shareholders:

NOTICE IS HEREBY GIVEN that the Annual General Meeting of
Shareholders (the "Meeting") of Sideware Systems Inc.,
("Sideware") will be held on June 28, 2001 at 1:00 p.m. (local time), at the Hyatt Regency Hotel 1800 Presidents Street, Reston,
Virginia, 20190 USA for the following purposes:

1.   To receive the report of the directors;

2. To receive the audited financial statements of Sideware for the fiscal year ending December 31, 2000;

3.   To fix the number of directors at 8;

4.   To elect directors for the ensuing year;

5. To appoint the auditor for Sideware, and to authorize the directors to fix the remuneration to be paid to the auditor;

6. To consider and, if thought fit, to pass a special resolution approving the continuation of Sideware under the Business
     Corporations Act (Yukon);

7. To consider and, if thought fit, to approve the adoption of Sideware's Stock Option Plan (2001) by a resolution of the disinterested shareholders, as set forth in the accompanying
     Proxy Statement and Information Circular;

8. To consider and, if thought fit, to pass an ordinary resolution authorizing the directors of Sideware to complete a private placement or private placements of common shares and common share purchase warrants or other security convertible to common shares, not exceeding 15,000,000 shares and 15,000,000 share purchase warrants or other security convertible to common shares; and

9. To transact such other business as may be brought before the Meeting.

Only shareholders of record at the close of business on May 16, 2001 will be entitled to notice of and to vote at the Meeting or any adjournment thereof.

A SHAREHOLDER ENTITLED TO ATTEND AND VOTE AT THE MEETING IS ENTITLED TO APPOINT A PROXYHOLDER TO ATTEND AND VOTE IN HIS STEAD. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY WITHIN THE TIME SET OUT IN THE NOTES. AS SET OUT IN THE NOTES, THE ENCLOSED PROXY IS SOLICITED BY MANAGEMENT, BUT YOU MAY AMEND IT, IF YOU SO DESIRE, BY STRIKING OUT THE NAMES LISTED THEREIN AND INSERTING IN THE SPACE PROVIDED THE NAME OF THE PERSON YOU

WISH TO REPRESENT YOU AT THE MEETING. AN ADDRESSED ENVELOPE, FOR WHICH NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OR CANADA, IS ENCLOSED FOR YOU TO RETURN THE PROXY. SENDING IN YOUR PROXY WILL NOT PREVENT YOU FROM VOTING YOUR STOCK AT THE MEETING IF YOU DESIRE TO DO SO, AS YOUR PROXY IS REVOCABLE AT YOUR OPTION.

TAKE NOTICE THAT PURSUANT TO THE COMPANY ACT OF BRITISH COLUMBIA YOU MAY UNTIL 2 DAYS PRIOR TO THE MEETING GIVE SIDEWARE A NOTICE OF DISSENT BY REGISTERED MAIL ADDRESSED TO SIDEWARE SYSTEMS INC. AT 1600 - 777 DUNSMUIR ST., VANCOUVER, B.C. V6N 1K9 WITH RESPECT TO THE PROPOSED RESOLUTIONS APPROVING CONTINUATION OF SIDEWARE UNDER THE BUSINESS CORPORATIONS ACT OF THE YUKON TERRITORY. AS A RESULT OF GIVING NOTICE OF DISSENT YOU MAY, ON RECEIVING A NOTICE OF INTENTION TO ACT UNDER SECTION 231 OF THE COMPANY ACT OF BRITISH COLUMBIA, REQUIRE SIDEWARE TO PURCHASE ALL YOUR SHARES IN RESPECT OF WHICH THE NOTICE OF DISSENT WAS GIVEN.


                            For the Board of Directors
                            SIDEWARE SYSTEMS INC.


                            GRANT SUTHERLAND
                            Chairman of the Board


Vancouver, British Columbia
May 11, 2001

                     SIDEWARE SYSTEMS INC.
                   ------------------------
                   1810 Samuel Morse Drive
              Reston, Virginia, USA 20190-5316

          PROXY STATEMENT  AND INFORMATION CIRCULAR
              FOR ANNUAL GENERAL MEETING OF
           SHAREHOLDERS TO BE HELD JUNE 28, 2001

             DATE, TIME, AND PLACE OF MEETING

This Proxy Statement and Information Circular, which was mailed to shareholders on June 3, 2001, is furnished in connection with the solicitation of proxies by the Board of Directors of Sideware Systems Inc. ("Sideware"), to be voted at the Annual and Extraordinary General Meeting of the shareholders of Sideware (the "Meeting"), which will be held at 1:00 p.m. (local time) on June 28, 2001 at the Hyatt Regency Hotel 1800 Presidents Street, Reston, Virginia, 20190 USA for the purposes set forth in the accompanying Notice of Annual General Meeting.

           APPOINTMENT AND REVOCATION OF PROXIES

The persons named in the accompanying instrument of proxy are directors or officers of Sideware. A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON TO ATTEND AND ACT FOR HIM ON HIS BEHALF AT THE MEETING OTHER THAN THE PERSONS NAMED IN THE ENCLOSED INSTRUMENT OF PROXY. TO EXERCISE THIS RIGHT, A SHAREHOLDER SHALL STRIKE OUT THE NAMES OF THE PERSONS NAMED IN THE INSTRUMENT OF PROXY AND INSERT THE NAME OF HIS NOMINEE IN THE BLANK SPACE PROVIDED, OR COMPLETE ANOTHER INSTRUMENT OF PROXY.

THE COMPLETED INSTRUMENT OF PROXY MUST BE DATED AND SIGNED AND THE DULY COMPLETED INSTRUMENT OF PROXY MUST BE DEPOSITED AT SIDEWARE'S TRANSFER AGENT, COMPUTERSHARE INVESTOR SERVICES, INC., 4TH FLOOR, 510 BURRARD STREET, VANCOUVER, BRITISH COLUMBIA, V6C 3B9, AT LEAST 48 HOURS BEFORE THE TIME OF THE MEETING OR ANY ADJOURNMENT THEREOF, EXCLUDING SATURDAYS, SUNDAYS AND HOLIDAYS.

The instrument of proxy must be signed by the shareholder or by his duly authorized attorney. If signed by a duly authorized attorney, the instrument of proxy must be accompanied by the original power of attorney or a notarially certified copy thereof. If the shareholder is a corporation, the instrument of proxy must be signed by a duly authorized attorney, officer, or corporate representative, and must be accompanied by the original power of attorney or document whereby the duly authorized officer or corporate representative derives his power, as the case may be, or a notarially certified copy thereof.

The articles of Sideware confer discretionary authority upon the Chairman of the Meeting to accept proxies which do not strictly conform to the foregoing requirements and certain other requirements set forth in the articles.

IN ADDITION TO REVOCATION IN ANY OTHER MANNER PERMITTED BY LAW, A SHAREHOLDER MAY REVOKE A PROXY BY (A) SIGNING A PROXY BEARING A LATER DATE AND DEPOSITING IT AT THE PLACE AND WITHIN THE TIME AFORESAID, (B) SIGNING AND DATING A WRITTEN NOTICE OF REVOCATION (IN THE SAME MANNER AS THE INSTRUMENT OF PROXY IS REQUIRED TO BE EXECUTED AS SET OUT IN THE NOTES TO THE INSTRUMENT OF PROXY) AND EITHER DEPOSITING IT AT THE PLACE AND WITHIN THE TIME AFORESAID OR WITH THE CHAIRMAN OF THE MEETING ON THE DAY OF THE MEETING OR ON THE DAY OF ANY

ADJOURNMENT THEREOF, OR (C) REGISTERING WITH
THE SCRUTINEER AT THE MEETING AS A SHAREHOLDER PRESENT IN PERSON,
WHEREUPON SUCH PROXY SHALL BE DEEMED TO HAVE BEEN REVOKED.

          DISSENTERS' RIGHT OF APPRAISAL

Sideware management will propose special resolutions which approve continuation of Sideware under the Business Corporations
Act of the Yukon Territory (the "Yukon Resolutions").

Under section 207 of the Company Act of British Columbia (the "BCCA"), shareholders of Sideware have a dissent right if they are opposed to the Yukon Resolutions. A shareholder may dissent only with respect to the common shares in the capital of Sideware registered in the shareholder's name.

In order to dissent with respect to the Yukon Resolutions, a shareholder must send to Sideware c/o Suite 1600-777 Dunsmuir Street, PO Box 10425 Pacific Centre, Vancouver, BC, V7Y 1K4, at anytime up to 2 days prior to the Meeting, a written notice of dissent ("Notice of Dissent"). The Notice of Dissent must identify the resolution, or resolutions, in respect of which the Notice of Dissent is given.

A vote against the Yukon Resolutions does not constitute written Notice of Dissent. However, a shareholder need not vote against a resolution to give a Notice of Dissent in respect of those resolutions. A shareholder's Notice of Dissent with respect to the Yukon Resolutions ceases to be effective if the dissenting shareholder votes in favour of the resolutions, unless the vote is given solely as a proxy holder for another shareholder whose proxy required an affirmative vote.

If:

(a) a shareholder gives Notice of Dissent with respect to the Yukon Resolutions;
(b)  the Yukon Resolutions are passed; and
(c)  Sideware proposes to act on the authority of the Yukon
     Resolutions;

Sideware will give notice to the dissenting shareholder of its intention to act, and advise the dissenting shareholder of the rights of dissenting shareholders under section 207 of the BCCA
(the "Sideware Notice").

On receiving the Sideware Notice, a shareholder who delivered a Notice of Dissent which meets the requirements of the BCCA is entitled to require Sideware to purchase all of the dissenting shareholder's shares in respect of which the Notice of Dissent was given. Such dissenting shareholder must, within fourteen
(14) days of delivery of the Sideware Notice, deliver to Sideware c/o Suite 1600-777 Dunsmuir Street, PO Box 10425 Pacific Centre, Vancouver, BC, V7Y 1K4 both a notice stating that the dissenting shareholder requires Sideware to purchase all of the dissenting shareholder's shares in respect of which the Notice of Dissent was given (a "Demand Notice"), and the share certificates representing all of those shares. Upon delivery of the Demand Notice and the share certificates, the dissenting shareholder is bound to sell the shares in respect of which the Demand Notice was given, and Sideware is bound to purchase those shares.

The price that must be paid to a dissenting shareholder for the shares in respect of which a Notice of Dissent and Demand Notice are given is the fair value as of the day before the date on which the resolution passed, including any appreciation or depreciation in anticipation of the vote on the resolution. Every dissenting member who has complied with the dissent procedures in the BCCA must be paid the same price.

A dissenting shareholder who has complied with the requirements for the dissent procedure may apply to the court having jurisdiction to require that Sideware purchase the shares in respect of which the Notice of Dissent and Demand Notice have been given, to set the price and terms for the purchase and sale, or to order that the price and terms be established by arbitration, in either case having due regard for the rights of the creditors. The court may allow the dissenting shareholder to join in the application any other dissenting shareholders that have complied with the dissent procedure.

Section 236 of the BCCA provides that a company must not purchase any of its shares if, at the time of the proposed purchase, the company is insolvent, or if the purchase would render the company insolvent. If the company receives Notices of Dissent and Demand Notices from a sufficient number of shareholders, it is possible that Sideware would be unable to meet the solvency tests in the BCCA. In such case, Sideware's directors may elect to abandon Sideware's plan to continue the corporation to the Yukon territory.

A dissenting shareholder who has complied with the dissent procedures in the BCCA may not vote or exercise or assert any rights of a shareholder in respect of the shares for which a Notice of Dissent and Demand Notice has been given, other than under section 207 of the BCCA, and may not withdraw the requirement to purchase the shares, unless Sideware consents. Until paid in full, the dissenting shareholder may exercise and assert all rights of a creditor of Sideware.

A dissenting shareholder who fails to comply with the dissent procedures under the section 207 of the BCCA, loses any right to make a demand for Sideware to purchase the dissenting shareholder's shares.

A dissenting shareholder who is ultimately not entitled to be paid fair value for the dissenting shareholder's shares for any reason, including as a result of withdrawal of the Notice of Dissent or Demand Notice, or the failure of the dissenting shareholder to comply with the dissent procedures under section 207 of the BCCA, shall be reinstated as a holder of common shares with the number of shares to which the shareholder is entitled. Otherwise, a dissenting shareholder shall, as at and from the date the shareholder sends the Demand Notice, cease to have any rights as a shareholder of Sideware other than to be paid the fair value of the shares.

The foregoing summary is not meant to provide a comprehensive statement of the procedures to be followed by a dissenting shareholder that seeks payment of the fair value of the shareholder's shares. Section 207 of the BCCA requires strict adherence to the procedures established therein and failure to do so may result in the loss of all of a dissenting shareholder's rights. Accordingly, shareholders who desire to exercise dissent rights should carefully consider and comply with the provisions of section 207 of the BCCA and consult a legal advisor.

In order for Sideware to be continued to the Yukon Territory, the applicable resolution approving continuation must be passed by not less than three-quarters of the votes cast in respect of the Yukon Resolutions.

               PERSONS MAKING THE SOLICITATION

THE ENCLOSED INSTRUMENT OF PROXY IS SOLICITED BY MANAGEMENT. Solicitations will be made by mail and possibly supplemented by telephone or other personal contact to be made without special compensation by regular officers and employees of Sideware. Sideware may reimburse shareholders' nominees or agents (including brokers holding shares on behalf of clients) for the cost incurred in obtaining authorization from their principals to execute the instrument of proxy.

No solicitation will be made by
specifically engaged employees or soliciting agents. The cost of solicitation will be borne by Sideware. None of the directors of Sideware have advised management in writing that they intend to oppose any action intended to be taken by management as set forth in this Proxy Statement and Information Circular.

   INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

As disclosed below, certain directors and officers have been granted options, and may be granted additional options, pursuant to Sideware's Stock Option Plan (2001).

Other than as disclosed elsewhere in this Information Circular, none of the directors or officers of Sideware, no proposed nominee for election as a director of Sideware, none of the persons who have been directors or officers of Sideware since the commencement of Sideware's last completed financial year, and no associate or affiliate of any of the foregoing persons has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting.

	VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

Shareholders of record at the close of business on May 16, 2001 will be entitled to vote at the Meeting on the basis of one vote for each share held. On May 11, 2001, there were 66,116,167 shares of common stock outstanding, held by 411 shareholders of record. At a general meeting of Sideware shareholders, on a show of hands, every shareholder present in person shall have one vote and, on a poll, every shareholder shall have one vote for each share of which he is the holder.

The following table sets forth certain information regarding the beneficial ownership of our outstanding common shares as of February 28, 2001 by (i) our directors and executive officers, and (ii) all of our directors and executive officers as a group. To the best of our knowledge, no person other than Grant Sutherland is the beneficial owner of more than 5% of our issued and outstanding common shares.


Title               Name and Address of          Amount and               Percent of
of                  Beneficial Owner             Nature of Beneficial     Class (1)
Class                                            Ownership


Common              James Speros,                 2,462,400(2)            3.6%
                    President, CEO
                    1810 Samuel Morse Drive
                    Reston, VA 20190-5316



Common              Grant Sutherland, Chairman    4,554,100(3)            6.7%
                    1600 - 777 Dunsmuir St.
                    Vancouver, B.C. V7Y 1K4



Common              Jay Nussbaum, Director          450,000(4)            0.7%
                    1910 Oracle Way
                    Reston, VA 20190



Common              Jack Kemp, Director              75,000(5)            0.1%
                    1701 Pennsylvania Avenue
                    Washington, DC 20006



Common              John Shoemaker, Director         75,000(6)            0.1%

                                                                    4

                    10 Network Circle
                    MPK 10-212
                    Menlow Park, CA 94025



Common              Peter Kozicki, Director         702,850(7)            1.1%
                    45 Grovetree Road
                    Toronto, Ontario M9V 2Y4



Common              Edward White, Director          344,530(8)            0.5%
                    113 - 980 West 1st Street
                    North Vancouver, BC
                    V7P 3N4

Common              Scott Friedlander,            2,002,300(9)            2.9%
                    Executive Vice-President
                    1810 Samuel Morse Drive
                    Reston, VA 20190-5316



Common              Rahul Bardhan, Chief            650,000(10)           1.0%
                    Technology Officer
                    1810 Samuel Morse Drive
                    Reston, VA 20190-5316



Common              Stewart Walchli, Chief          500,000(11)           0.8%
                    Financial Officer
                    1810 Samuel Morse Drive
                    Reston, VA 20190-5316



Common              All Directors and            11,816,180(12)          16.0%
                    Executive Officers


(1) Percentage ownership figures are calculated using data as at February 28, 2001. As at February 28, 2001 we had 66,116,167 shares issued and outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding for computing the percentage of the person or group of persons holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned.

(2)  Includes shares issuable under the following securities:
     - 625,000 shares issuable under stock options exercisable within 60 days; and
     - 1,060,000 shares issuable under outstanding share purchase warrants exercisable within 60 days.
(3)  Includes shares issuable under the following securities:
     - 643,000 shares issuable under stock options exercisable within 60 days; and
     - 1,310,000 shares issuable under outstanding share purchase warrants exercisable within 60 days.
(4)  Includes shares issuable under the following securities:
     - 450,000 shares issuable under stock options exercisable within 60 days.
(5)  Includes shares issuable under the following securities:
     - 75,000 shares issuable under stock options exercisable within 60 days.
(6)  Includes shares issuable under the following securities:
     - 75,000 shares issuable under stock options exercisable within 60 days.
(7)  Includes shares issuable under the following securities:
     - 128,750 shares issuable under stock options exercisable within 60 days.
(8)  Includes shares issuable under the following securities:
     - 178,750 shares issuable under stock options exercisable within 60 days.
(9)  Includes shares issuable under the following securities:
     - 2,000,000 shares issuable under stock options exercisable within 60 days.
(10) Includes shares issuable under the following securities:

     - 650,000 shares issuable under stock options exercisable within 60 days.
(11) Includes shares issuable under the following securities:
     - 500,000 shares issuable under stock options exercisable within 60 days.
(12) Includes shares issuable under the following securities:
     - 5,325,500 shares issuable under stock options exercisable within 60 days; and
     - 2,370,000 shares issuable under outstanding share purchase warrants exercisable within 60 days.

             PARTICULARS OF MATTERS TO BE ACTED UPON

A.   ELECTION OF DIRECTORS

Management intends to propose for adoption an ordinary resolution that the number of directors of Sideware be fixed at eight.

Advance notice of the Meeting was published pursuant to section
111 of the BCCA in the Vancouver Province on April 26, 2001, and no nominations for directors were received from the shareholders of Sideware.

Each director of Sideware is elected annually and holds office until the next Annual General Meeting of the shareholders unless that person ceases to be a director before then. In the absence of instructions to the contrary, the shares represented by proxy will, on a poll, be voted for the nominees herein listed. MANAGEMENT DOES NOT CONTEMPLATE THAT ANY OF THE NOMINEES WILL BE UNABLE TO SERVE AS A DIRECTOR.

The following table sets out the names of the persons to be nominated for election as directors, the positions and offices which they presently hold with Sideware, and the number of shares of Sideware which each beneficially owns, directly or indirectly, or over which control or direction is exercised as of May 11, 2001:

NOMINEES


Name of                 Age       Current Positions with Sideware         No. of Shares beneficially
Nominee                                                                    owned as at May 11, 2001
Age


James L. Speros         42       President and Chief Executive Officer,       737,400
                                 Director

W. Grant Sutherland     54       Chairman, Director                           2,601,100

Jay H. Nussbaum         57       Director                                         0

Jack Kemp               65       Director                                         0

John Shoemaker          58       Director                                         0

Kenneth Thornton        59       Director                                         0

Peter Kozicki           67       None                                           574,100

Edward White            56       None                                           165,780



JAMES L. SPEROS. Mr. Speros was appointed Sideware's President and Chief Executive Officer effective October 15, 2000. Mr. Speros has also been the President and Chief Operating Officer of Sideware Corp. since August 5, 1998. From June 1993 to January 1997 Mr. Speros was the President and owner of two professional sports franchises, the Baltimore Stallions and Montreal Alouettes of the Canadian Football League. From January 1997 to February 1999 Mr. Speros was the President of Exploration Mirandor, a
mining exploration company.   Mr. Speros is also a director of
BrainTech, Inc., a public company trading on the OTC-Bulletin
Board.

W. GRANT SUTHERLAND. Mr. Sutherland has been a director since May 1993. Since May 3, 1995 Mr. Sutherland has held the position of Chairman of the Board. Since December 1995 Mr. Sutherland has also been a director and the Chairman of the Board of BrainTech, Inc. Mr. Sutherland is a licensed lawyer in the Province of British Columbia, and has been engaged in the private practice of law for 29 years. Mr. Sutherland is a partner in the law firm Sutherland Johnston, but currently devotes the substantial majority of his time to our affairs.

JAY H. NUSSBAUM. Mr. Nussbaum was appointed a director on June 14, 1999. Mr. Nussbaum is the Executive Vice President of Oracle Service Industries and a member of the Executive Committee of Oracle. Mr. Nussbaum joined Oracle after a 24-year career with Xerox Corp. that culminated with his position as President, Integrated Systems Operations. While at Xerox, Mr. Nussbaum was responsible for integration and consulting services in commercial and federal government markets. Mr. Nussbaum joined Oracle in 1992 as the Senior Vice President and General Manager of what was then Oracle Federal. Mr. Nussbaum received a bachelor's degree in business from the University of Maryland. He is a member of the University's Chancellor's Advisory Board and also serves on the advisory board of James Madison University. Mr. Nussbaum is on the board of directors of the Armed Forces Communications and Electronics Association and is active in several other business and charitable organizations in the Washington area.

JACK KEMP. Mr. Kemp was appointed a director on February 9, 2001. Mr. Kemp is a co-founder of Empower America, an organization devoted to ensuring that government actions foster growth, economic well-being, freedom, and individual responsibility. In 1996, Mr. Kemp was the Vice-Presidential candidate for the Republican Party. Prior to founding Empower America, Mr. Kemp served for four years as U.S. Secretary of Housing and Urban Development, and for 18 years in the U.S. House of Representatives. Mr. Kemp also serves as a director of Oracle Corp., Hawk Corporation, Proxicom, Inc., and Speedway Motorsports Inc.

JOHN SHOEMAKER. Mr. Shoemaker was appointed a director on February 9, 2001. For the past 10 years, Mr. Shoemaker has held a variety of senior executive positions with Sun Microsystems. Since July 2000, he has served as executive vice president of Sun's systems product group. Prior to joining Sun Microsystems, Mr. Shoemaker was the senior vice president of electronic printing and the vice president and general manager of the document systems business at Xerox Corporation.

KENNETH THORNTON. Mr. Thornton was appointed a director effective April 1, 2001. Mr. Thornton was previously employed by IBM, as General Manager of IBM's Public Sector. In this role, he led IBM's government, education, healthcare and pharmaceuticals business operations worldwide. Previously, he served as the vice president and general manager of IBM's Mid-Atlantic Area, where he was responsible for leading IBM's marketing and services operations in the Mid-Atlantic states. Prior positions with IBM include Industry Director of the Public Sector, Regional Manager of the Atlantic Region, Director of Federal Marketing Operations and Sales Branch Manager. Mr. Thornton has been a member of the Internet2 Executive Council, a part of IBM's Worldwide Management Council, and a member of IBM's Corporate Technology Council.

PETER KOZICKI. Director. Mr. Kozicki was elected a director on May 3, 1995. Mr. Kozicki is a retired engineer. Prior to his retirement, Mr. Kozicki was a private engineering consultant for over 12 years, specializing in the installation of deep foundations and vertical barriers for containment of hazardous wastes. He obtained his B.Sc. degree in Civil Engineering from the University of Saskatchewan and a M.Sc. degree in Soil Mechanics from the University of Alberta.

EDWARD A. WHITE. Director. Mr. White was appointed a director on October 14, 1995. Mr. White is a member of the British Columbia Institute of Chartered Accountants, and practised as a self-employed chartered accountant for over 20 years. Mr. White has been a director and officer of Oro Bravo Resource Partners Ltd. since February 1987, and a director of West African Venture Exchange Corp. since March 1993. In November 2000, Mr. White also became a director and Chief Financial Officer of BrainTech, Inc. Mr. White currently works full time for BrainTech, Inc.

Pursuant to the provisions of the Company Act of British Columbia Sideware is required to have an audit committee, which is currently comprised of Edward White, Peter Kozicki and Grant Sutherland. The Audit Committee has had two meetings subsequent to December 31, 1999. All members were in attendance. Edward White and Peter Kozicki are independent directors as defined in Rule 4200(a)(15) of the NASD listing standards. The Sideware Board of Directors has adopted an Audit Committee Charter, a copy of which is attached to this Proxy Statement and Information Circular. Sideware does not have an Executive Committee. Most of the proceedings of the Sideware Board of Directors during the year ended December 31, 2000 were by written consent resolution. There were five meetings of the Board of Directors, of which four were conducted by conference telephone. Jay Nussbaum met with members of management on a regular basis to discuss issues relating to marketing Sideware products and corporate strategy, but did not attend the board meetings.

B.   APPOINTMENT OF AUDITOR

Sideware's Board of Directors recommends KPMG LLP, Chartered Accountants, of 900 - 777 Dunsmuir Street, P.O. Box 10426, Pacific Centre, Vancouver, B.C., V7Y 1K3 for re-appointment as auditor of Sideware for the ensuing year, at a remuneration to be fixed by the directors. KPMG LLP was first appointed auditor for the fiscal year ending April 30, 1995.

C.   CONTINUATION TO THE YUKON TERRITORY

The shareholders of Sideware will be asked to consider and, if thought fit, to pass the special resolutions set out below, to approve and authorize the continuance of Sideware under the Business Corporations Act (Yukon) (the "YBCA").

Sideware is proposing to continue under the YBCA, as the YBCA does not have a requirement that a majority of the directors of Sideware be resident Canadians. Sideware has determined that continuing under the YBCA will allow Sideware to seek the most qualified persons to act as directors irrespective of their place of residence. The slate of directors that management is nominating for election as directors consists of a majority of directors that are resident in the United States.

"BE IT RESOLVED AS SPECIAL RESOLUTIONS THAT:

1.	THE APPLICATION OF SIDEWARE TO SIDEWARE'S REGISTRAR UNDER
THE COMPANY ACT (BC) FOR AUTHORIZATION TO CONTINUE UNDER THE
BUSINESS CORPORATIONS ACT (YUKON) BE AND IS HEREBY  AUTHORIZED
AND APPROVED;

2.	THE APPLICATION, PURSUANT TO THE BUSINESS CORPORATIONS ACT
(YUKON), FOR A CERTIFICATE OF CONTINUANCE CONTINUING SIDEWARE AS IF IT HAD BEEN INCORPORATED THEREUNDER, INCLUDING THE FILING OF ARTICLES OF CONTINUANCE WHICH WILL AFFECT CHANGES TO THE CONSTATING DOCUMENTS OF SIDEWARE TO CONFORM TO THE BUSINESS CORPORATIONS ACT (YUKON), SUCH AS CHANGING THE ADDRESS OF THE REGISTERED OFFICE TO WHITEHORSE, YUKON TERRITORIES, CANADA, BE

AND IS HEREBY AUTHORIZED AND APPROVED SUBJECT TO RECEIPT BY
SIDEWARE OF ALL REQUIRED REGULATORY APPROVALS;

3.	NOTWITHSTANDING THAT THE FOREGOING RESOLUTIONS HAVE BEEN
DULY PASSED BY THE SHAREHOLDERS OF SIDEWARE, THE DIRECTORS OF SIDEWARE BE AND ARE HEREBY AUTHORIZED AND EMPOWERED TO ABANDON SIDEWARE'S APPLICATION FOR CONTINUANCE UNDER THE BUSINESS CORPORATIONS ACT (YUKON) AND TO REVOKE ALL OR ANY ONE OF THESE RESOLUTIONS AT ANY TIME PRIOR TO THEIR BEING ACTED UPON WITHOUT FURTHER APPROVAL OF THE SHAREHOLDERS OF SIDEWARE; AND

4.	ANY DIRECTOR OR OFFICER OF SIDEWARE BE AND IS HEREBY
AUTHORIZED AND EMPOWERED, ACTING FOR, AND IN THE NAME OF AND ON BEHALF OF THE NAME OF SIDEWARE, TO EXECUTE OR CAUSE TO BE EXECUTED, UNDER THE SEAL OF SIDEWARE OR OTHERWISE, AND TO DELIVER OR CAUSED TO BE DELIVERED, SUCH OTHER DOCUMENTS AND INSTRUMENTS, AND TO DO OR CAUSE TO BE DONE, SUCH OTHER ACTS AND THINGS, AS IN THE OPINION OF SUCH ONE DIRECTOR OR OFFICER OF SIDEWARE MAY BE NECESSARY OR DESIRABLE IN ORDER TO CARRY OUT THE INTENT OF THE FOREGOING RESOLUTIONS."

(THE ABOVE SPECIAL RESOLUTIONS ARE HEREINAFTER CALLED THE "YUKON
RESOLUTIONS").

The continuation into the Yukon will not affect the operations of Sideware nor its listing on the Toronto Stock Exchange. Notwithstanding the continuance of Sideware from the Province of British Columbia to the Yukon, the BCCA and the YBCA provide that all the rights of creditors of Sideware against Sideware's property, rights and assets and all liens on Sideware's property, rights and assets are unimpaired by the continuation and all the debts, contracts, liabilities and duties of Sideware from then on attach to Sideware as continued into the Yukon and continue to be enforceable against it as if Sideware has remained incorporated under the BCCA.

The continuance under the YBCA will involve the filing of Articles of Continuance with the Registrar of Corporations (Yukon), which will replace Sideware's current Articles of Incorporation and effect a change in the address of the registered office of Sideware to Whitehorse, Yukon Territories, Canada. A copy of the Articles of Continuance will be available for inspection at 1600-777 Dunsmuir Street, Vancouver, BC V7Y 1K4 during normal business hours prior to the Meeting, and will also be available for inspection at the Meeting.

Even if the Yukon Resolutions are passed and all required regulatory approvals are given, the directors of Sideware may abandon Sideware's application for continuance under the YBCA and revoke the Yukon Resolutions if, among other things, the number of shares with respect to which notices of dissent are given is, in the opinion of the Board, unduly detrimental to Sideware or its shareholders.

In addition to shareholder approval, the continuance of Sideware under the YBCA is subject to Sideware's receipt of all necessary regulatory approvals including, without limitation, the acceptance of the Toronto Stock Exchange.

The following is a comparison of the more relevant sections of Act (British Columbia) (the "BCCA") and the YBCA.

Dividends

The payment of dividends to the shareholders of Sideware under both the BCCA and the YBCA is determined by the Board of Directors from time to time according to any special rights that may be attached to Sideware's outstanding shares as provided for in Sideware's constating documents. Under the BCCA the record date for determining those shareholders of Sideware entitled to receive the payment of a dividend may be fixed by the Board of Directors not more than 49 days before the date on which entitlement to receive a dividend payment occurs whereas under the YBCA such a record date is limited to not more than 50 days prior to the date for the payment of any such dividend.

Meetings of Shareholders

Under the BCCA every general meeting of a company incorporated under the BCCA must be held in the Province of British Columbia unless, prior to such meeting, the Registrar of Companies for British Columbia has given consent to the meeting being held outside of the Province of British Columbia. The YBCA specifies that general meetings are to be held in the Yukon or at any place outside the Yukon as may be specified in the articles of Sideware.

Annual General Meetings of a company under the jurisdiction of the YBCA must be held not more than 15 months after the holding of the last Annual General Meeting whereas Annual General Meetings under the BCCA must be held within 13 months after the holding of a company's last Annual General Meeting.

Under each of the BCCA and the YBCA every shareholder entitled to vote at a meeting of shareholders has, upon a ballot being required, one vote for each share held by the shareholder, unless the articles of Sideware otherwise provide. In addition, every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, who need not be a shareholder of Sideware, to attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. Under the BCCA, such proxyholder may vote on a show of hands if the articles of Sideware so permit. Under the YBCA, unless the bylaws of Sideware state otherwise or unless a proxyholder has conflicting instructions from more than one shareholder, such proxyholder may vote on a show of hands.

Requisition of Meetings

Under both the BCCA and the YBCA the Board of Directors may convene a special general meeting at any time.

Under both the BCCA and the YBCA shareholders of Sideware holding not less than 5% of the issued voting shares of Sideware may give notice to the directors requiring them to call and hold a shareholders' meeting. Under the BCCA the meeting must be held within four (4) months of such notice.

Removal of Directors between Annual General Meetings

Pursuant to the BCCA the shareholders of a company may remove from office a director of a company between Annual General Meetings by way of a Special Resolution requiring 75% of the votes cast at the meeting of shareholders held for that purpose. Under the provisions of the YBCA the shareholders of a company may remove from office a director between Annual General Meetings by way of an ordinary resolution which requires a simple majority of the votes cast at a meeting of shareholders held for that purpose, subject to any cumulative voting provisions in the articles of Sideware or a unanimous shareholder agreement.

Election of Directors

Under each of the BCCA and the YBCA Sideware, as a Reporting
Issuer in the Province of British Columbia (called a Distributing Corporation in the Yukon), must have a minimum of three directors on its Board of Directors. Under the YBCA, at least two of the directors must not be officers or employees of Sideware or its affiliates. The BCCA and YBCA each require a Reporting Issuer or Distributing Corporation to have an audit committee composed of not less than three directors, a majority of whom are not officers or employees of Sideware or any of its affiliates.
Pursuant to the provisions of the BCCA the directors of Sideware are elected or appointed in accordance with the articles of Sideware which currently provide that each of Sideware's directors are deemed to have resigned at each Annual General
Meeting of Sideware. There is no limitation in the BCCA in connection with the duration of a term for which a director may serve as a director of a company if that company's articles so provide. Under the YBCA, the articles of a company or unanimous shareholder agreement may provide for a director's term to last longer than the period of time between successive Annual General Meetings provided however that the term does not exceed the third Annual Meeting of the shareholders of that company following the director's election.

Under the BCCA, every Reporting Issuer is required to publish an advance notice of a meeting at which a director is to be elected inviting written nominations for the director positions from the shareholders. In order to submit a nomination, shareholders representing not less than 10% of the outstanding shares in Sideware entitled to vote at the meeting must sign the nomination. Although Distributing Corporations are not required to publish advance notice of a meeting at which a director is to be elected under the YBCA, a shareholder is permitted to submit a shareholder proposal for the nomination of a director not more than 90 days before the anniversary of the previous annual meeting of the shareholders. Such a proposal under the YBCA need only be signed by members holding 5% of the shares entitled to vote at the meeting.

Under the BCCA, the majority of the directors of Sideware are required to be ordinarily resident in Canada and at least one of the directors is required to be ordinarily resident in British Columbia. The YBCA does not have any residency requirements for directors of Sideware.

Under the BCCA the minimum age of a person qualified to become a director of a company is eighteen years whereas under the YBCA the minimum age is nineteen years. The other conditions disqualifying persons to become directors of a company under the BCCA and the YBCA are equivalent (i.e. cannot be an undischarged bankrupt, a person who is not an individual or a person found to be incapable of managing his own affairs by reason of mental infirmity) except that under the BCCA additional disqualifications exist to the extent of a person who has been convicted of an offence within the last five years in connection with the promotion, formation or management of a corporation or involving fraud or a person whose registration in any capacity has been cancelled under the Securities Act (British Columbia), the Mortgage Brokers Act (British Columbia) or the Commodity Contract Act (British Columbia).

Rights of Dissenting Shareholders

Each of the BCCA and the YBCA contains provision for the shareholders of a company to dissent to certain resolutions being put to the shareholders of the company for a vote (i.e. to the continuance of that company to another incorporating jurisdiction, to the proposed sale of all or substantially all of the company's undertaking, to amend the company's articles so as to change or remove any restriction on the business or businesses that the company may carry on and to an amalgamation of the company with another company or companies). Each of the BCCA and the YBCA contain certain additional rights of dissent which are not found in the other legislation. For example, the BCCA provides an additional right of dissent for a company converting from a specially limited company under the BCCA and to a resolution approving a company being wound up where a transfer, sale or arrangement involves the payment, or any liability for payment of money by the members of the company being wound up.
The YBCA contains
additional rights of dissent where a company proposes to amend its articles so as to add, change or remove any provisions restricting or constraining the issue or transfer of shares or where the resolution involves a change to the number or rights, privileges, restrictions or conditions attached to a class or series of shares.

Under each of the BCCA and the YBCA a shareholder who is entitled to dissent and validly exercises that right of dissent under the applicable legislation is entitled to be paid by the company the fair value of the shares held by him in respect of which he dissents. Fair value is determined as of the day before the date on which the resolution entitling the shareholder to dissent was passed. Under the BCCA, and determined as of the close of business on the last business day before the day on which the resolution entitling the shareholder to dissent was passed under the YBCA. Under each of the BCCA and the YBCA, if a company and the shareholder are unable to mutually agree upon the fair market value of the shareholder's shares, then the court having authority in that jurisdiction has the power to fix the fair value to be paid by the company to that shareholder for his shares.

Resolutions of Shareholders Passed at Meetings

Under each of the BCCA and the YBCA, resolutions passed by shareholders at meetings are, unless required to be passed as a Special Resolution, passed as an Ordinary Resolution requiring a simple majority of the votes cast. Under the BCCA, a Special Resolution requires 75% of the votes cast at the meeting at which the vote is taken, whereas under the YBCA a Special Resolution only requires two-thirds of the votes cast.

Under the BCCA the only material matters with respect to which a simple majority vote is required are election of directors and the appointment and removal of auditors.

Under the YBCA a simple majority vote is required in relation to election of directors and the appointment and removal of auditors. Additionally, any amendment to the bylaws of a YBCA corporation must be submitted to the shareholders at a meeting of the shareholders, and the shareholders may, by ordinary resolution, confirm, reject or amend the amendment to the bylaws.

Amendments to Constating Documents

A number of corporate governance matters that may be addressed in the bylaws of a YBCA corporation must be addressed in the Memorandum and Articles of a BCCA company. The Memorandum and Articles of a BCCA company can only be amended by the affirmative vote of 75% of the votes cast.

Amendments to the Articles or Articles of Continuance of a YBCA corporation can only be amended by a special resolution of the shareholders requiring an affirmative vote of two-thirds of the votes cast. The bylaws of a YBCA corporation can be amended by a resolution of the directors. However, the amendment must subsequently be placed before the shareholders at the next meeting of the shareholders and confirmed, rejected or amended by the shareholders by an ordinary resolution.

The matters that must be addressed in the Articles or Articles of Continuance of a YBCA corporation are: the name of the corporation, the classes and the maximum number of shares that the corporation is authorized to issue, the restrictions, if any, on share transfer, the minimum or maximum numbers of directors, the restrictions, if any, on the business the corporation may carry on. The Articles or Articles of Continuance may also specify whether meetings of the shareholders may be held outside of the Yukon Territory and whether the directors may, between annual general meetings, appoint one or more additional directors of the corporation to serve until the next annual general meeting.

Compulsory Acquisition of Shares

Each of the BCCA and the YBCA contain provisions allowing for the compulsory acquisition of the remaining issued and outstanding shares of a company where the entity making the acquisition has acquired not less than 90% of the outstanding shares or class of shares (in respect of which the offer has been made) of that company. The BCCA limits however the compulsory acquisition procedure to a situation where the offeror is a company which has been incorporated under the BCCA whereas the YBCA allows the compulsory acquisition procedure to be used by a person whether or not such person is a corporation and whether or not, if a corporation, it has been incorporated under the YBCA.

Shareholder Remedies

Under both the BCCA and the YBCA a shareholder of Sideware has a right to apply to court on the grounds that Sideware is acting in a manner that is oppressive or prejudicial to the shareholder.
On such an application, the court may make such order as it sees fit, including an order to prohibit any act proposed by Sideware.

Also, under both the BCCA and YBCA a member of Sideware may, with leave of the court, bring an action in the name of and on behalf of Sideware to enforce a right, duty or obligation owed to Sideware that could be enforced by Sideware itself, and to obtain damages for breach of any such right, duty or obligation, or to defend an action brought against Sideware.

The BCCA provides that on application of members holding not less than 25% of the issued shares of any class of Sideware, or an application of Sideware, the court having jurisdiction may appoint an inspector to investigate the affairs and management of Sideware or its affiliates.

Under the YBCA any shareholder or security holder or the registrar may apply to the court having jurisdiction, and the court may grant an order directing an investigation be made of the corporation or any of its affiliate corporations.

D.	2001 STOCK OPTION PLAN

Effective December 6, 2000 the Sideware Board of Directors adopted Sideware's Stock Option Plan (2001) (the "2001 Plan"), which reserved 6,000,000 shares for issuance pursuant to stock options. Effective February 9, 2001, the Board of Directors increased the number of shares reserved for issuance under the 2001 Plan to 7,000,000. A copy of the 2001 Plan is enclosed with this Proxy Statement and Information Circular.

Regulations of the Toronto Stock Exchange ("TSE") required that the 2001 Plan is subject to shareholder approval. In connection with shareholder approval of the 2001 Plan, management will place the following proposed resolution before the shareholders for their consideration:

"BE IT RESOLVED THAT THE 2001 STOCK OPTION PLAN OF SIDEWARE,
PRESENTED FOR CONSIDERATION AT THE 2001 ANNUAL GENERAL MEETING OF
SIDEWARE, BE APPROVED."

	Description of the 2001 Plan

	Eligibility

Options under the 2001 Plan ("Options") may be granted to directors, officers, employees and Consultants of Sideware and its subsidiaries.

No person has any claim or right to receive an Option under the 2001 Plan, and Sideware has no obligation to treat different participants equally. The decision to grant an Option to any individual (an "Optionee") is in the sole discretion of Sideware's board of directors (the "Board"), or any committee it establishes.

The grant of an Option to one Optionee neither requires nor precludes another Option grant to that Optionee or any other person.

	Administration

The 2001 Plan is administered by the Board unless the Board appoints a committee (a "Committee") to administer the 2001 Plan. Any such Committee serves at the pleasure of the Board. The 2001 Plan sets out the powers of the Board or Committee, including their power to amend the 2001 Plan. The Board or Committee has the power to:

-    determine when Options shall be granted;
- determine the officers, directors, employees or consultants to whom Options should be granted;
- determine the option price (the "Option Price") of each Option in accordance with applicable rules and regulations;
- determine the vesting schedule, if any, upon which the exercise of an Option is contingent;
- determine the terms and provisions of the option agreement to be entered into with any Optionee; and
- amend option agreements, provided the Board obtains the consent of the Optionee, and any required approval from any stock exchange on which Sideware's shares are listed.

     Shares subject to the 2001 Plan

Sideware has reserved a total of 7,000,000 common shares
("Shares") for issuance under the 2001 Plan.  If an outstanding
Option expires, is terminated, exchanged, surrendered or cancelled, any remaining Shares under that Option become available for subsequent grants.

If there is a material change in the outstanding common shares of Sideware by reason of any stock dividend, split, recapitalization, amalgamation, merger, consolidation, combination or exchange of shares or other similar corporate change, the Board may, in its sole discretion, make equitable adjustments to:

-    the number or kind of Shares issuable under the 2001 Plan;
-    the number or kind of Shares subject to outstanding Options;
     or
-    the Option Price under any Options.

     Effect on employment

Nothing in the 2001 Plan or in any Option entitles any individual to any right to commence or continue in the employ or service of Sideware or its subsidiaries or affiliates or to interfere in any way with the right of Sideware or its direct or indirect subsidiaries or affiliates to terminate any such employment.

     Terms and conditions of Options

Options entitle the Optionee to purchase Shares during a specified period (the "Option Term") at a specified Option
Price.

Each Option will be recorded in an option agreement between Sideware and the Optionee. The option agreement will set out the applicable terms and conditions.

     Option Price

The Option Price is the price that the Optionee must pay to Sideware to purchase one Share of Sideware. The Board or Committee is authorized to set the Option Price for each Option.

Sideware's common shares currently trade on the Toronto Stock Exchange ("TSE"). Under TSE regulations, the Option Price must not be less than the market price for Sideware's shares at the time the Option is granted, calculated in accordance with applicable TSE regulations.

     Option term

The Board or Committee is authorized to set the Option Term for each Option, subject to the following requirements of the 2001
Plan:

(a) upon the death of an Optionee, the legal heirs or personal representatives of the Optionee shall have no more than twelve months from the date of death of the Optionee to exercise the Optionee's Option;

(b) if an Optionee's employment is terminated by Sideware by reason of such Optionee having a disability (as defined in the 2001 Plan), the Optionee, or his or her guardian, may exercise any Option held by such Optionee that could have been exercised immediately prior to such termination of employment for a period of 12 months following the termination;

(c) if an Optionee, who has ceased to be a director, officer, employee or consultant of Sideware by reason of such Optionee's disability, dies within six months after the termination of his or her employment, the legal heirs or personal representatives of such Optionee will have a right to exercise any option held by the Optionee, on behalf of the estate of the Optionee, that could have been exercised immediately prior to his or her death for a period of 12 months following the death of such Optionee; and

(d) if the Optionee is no longer a director, officer, employee or consultant of Sideware by reason other than such Optionee's disability, the option shall terminate on the expiry of the period, not in excess of 90 days, prescribed by the Board or Committee, following the date that the Optionee ceases to be a director, officer, employee or consultant of Sideware.

However, nothing in provisions (a) to (d), above can extend the term of an Option beyond its original expiry date, or increase the number of Shares the Optionee was entitled to at the date of his or her termination or death.

For the purposes of determining the termination of employment, any Optionee's employment is deemed to continue intact during any sick leave or other bona fide leave of absence if the period of such leave does not exceed 90 days or, if longer, for so long as the Optionee's right to reemployment with Sideware is guaranteed either by statute or by contract.

Under the regulations of the TSE, no Option Term can exceed 10 years.

     Restrictions on transfer

Optionees may not assign, negotiate or otherwise transfer their Options other than by will or the laws of descent and distribution. Accordingly, only the Optionee or his/her legal heirs or personal representatives may exercise an Optionee's
Options.

     Amendment and termination of the 2001 Plan

The Board may at any time and from time to time suspend, amend, modify, or terminate the 2001 Plan; provided, however, that:

- an amendment is subject to any required regulatory approvals; and
- any amendment to the number of Shares reserved under the 2001 Plan, or to materially modify the 2001 Plan eligibility requirements or the method for determining Option Price, is subject to shareholder approval (unless the amendment is required to comply with requirements of any regulatory authority).

No amendment may adversely affect any Option previously granted, except with the consent of the Optionee.

     Options granted under the 2001 Plan

We have already granted Options under the 2001 Plan. All options granted under the 2001 Plan have been granted in accordance with TSE regulations, which regulate the price and other terms that can be included in an Option. Because the TSE requires disinterested shareholder approval of the 2001 Plan, all option agreements provide that the Options are subject to that approval.

The following table shows the dates on which Options have been granted under the 2001 Plan, the number of Options granted, the number of Optionees, the Option Price, and the closing price for Sideware shares on the day preceding the Option grant, which set the minimum Option Price permitted under TSE regulations.


Date of Grant     No. of Options    No. of Optionees    Exercise Price   Previous day's
                                                                         Closing Price


Jan. 18, 2001     5,680,500               141               $1.00             $0.76

Feb. 9, 2001       498,000                 6                $1.00             $0.85

Feb. 22, 2001      190,000                 6                $1.00             $0.86

Mar. 7, 2001       150,000                 1                $1.00             $0.75



All of the Options were for five year terms.

The grantees of the Options referred to above included the following directors, executive officers, and persons nominated for election as director:

  James Speros           500,000 options
  Grant Sutherland       150,000 options
  Jay Nussbaum           200,000 options
  Jack Kemp              150,000 options
  John Shoemaker         150,000 options
  Peter Kozicki           20,000 options
  Kenneth Thornton       150,000 options
  Edward White            20,000 options
  Scott Friedlander      500,000 options
  Rahul Bardhan          500,000 options
  Stewart Walchli        500,000 options

The total number of Options granted thus far to directors and executive officers under the 2001 Plan is 2,840,000.

     Option rescission and re-grants

Subsequent to the granting of the Options described above, the market price for Sideware shares has deteriorated. On May 9, 2001, the closing price for Sideware shares on the Toronto Stock Exchange was $0.36. Sideware management believes that the deterioration in the market price of Sideware stock could have adverse consequences for Sideware;s stock option plans:

- Options are viewed by employees as an important part of their overall compensation. Options with Option Prices well above current market trading prices will not provide adequate incentive to Optionees.
- Sideware faces competition in the employment market. If Sideware is unable to offer attractive incentives to current and prospective employees through stock options, it faces the prospect that it will be unable to attract and retain suitably qualified or skilled personnel, or that it will have to increase cash compensation paid to such personnel substantially.

Based on these considerations, the Board of Directors of Sideware has determined to rescind a number of the Options granted thus far under the 2001 Plan, and to grant new Options to the Optionees at a reduced Option Price. Effective May 10, 2001 the Board of Directors has determined to enter into agreements with approximately 50 Optionees under the 2001 Plan to:

- rescind the Options previously granted to the Optionees under the 2001 Plan; and
- grant new Options to the Optionees, for the same number of Options, with a reduced exercise price of $0.36.

In addition to a reduced Option Price, some of the new Options will have accelerated vesting schedules. However, none of the new Options will contain any terms which are less advantageous to the Optionees than the previous Options.

These agreements will not include insiders of Sideware, as defined by the TSE. Under definitions applied by the TSE, the insiders of Sideware include all directors, executive officers, and senior officers. The senior officers of Sideware include
Sideware's vice-presidents and the corporate Secretary.   The
agreements will also not include employees whom Sideware has terminated it its recent staff reductions. In total, the agreements will cover approximately 1.5 million shares held by approximately 50 Optionees.

In accordance with regulations of the TSE, the agreements will be subject to TSE approval.

     Tax consequences of Options

Regulations of the Securities and Exchange Commission require that Sideware include disclosure about the United States federal income tax consequences of Options granted to employees who are residents of the United States.

Set forth below is a discussion of certain United States federal tax consequences with respect to Options. This discussion is based on an analysis of the Internal Revenue Code (the "Code") as currently in effect, existing laws, judicial decisions, administrative rulings and regulations, and proposed regulations, all of which are subject to change. In addition to being subject to the federal tax consequences described below, an employee may also be subject to foreign, state, and local income or other tax consequences in the jurisdiction in which he works and/or resides.

THE FOLLOWING DISCUSSION IS OF A GENERAL NATURE ONLY, AND IS NOT INTENDED TO CONSTITUTE TAX ADVICE FOR ANY RECIPIENT OF OPTIONS. ANY RECIPIENT OF OPTIONS IS URGED TO CONSULT HIS OR HER PERSONAL TAX ADVISOR TO DETERMINE THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE 2001 PLAN (OR ANY COMPONENT THEREOF).

    Income tax

Some Options issued under the 2001 Plan may, in the discretion of the Committee, constitute incentive stock options ("ISOs").
Options which are not ISO's are non-qualifying stock options
("NSOs").

Options must meet certain special requirements in order to qualify as ISOs. Among these are that the Option Price of an ISO cannot be less than 100% (110% in the case of a 10% owner of Sideware) of the fair market value of the Shares when the ISO is granted. Second, the term of an ISO cannot exceed ten (10) years or five (5) years in the case of a 10% owner of Sideware. Third, no ISO may be granted to any Optionee who is not at the time of the grant an employee of Sideware or its subsidiaries. Fourth, the aggregate fair market value (determined as of the time the Option is granted) of the Shares subject to ISOs which become exercisable as to any Optionee for the first time in any calendar year (under all plans of Sideware and its subsidiary corporations) may not exceed $100,000. (Any Options granted in excess of this limitation will be treated as NSOs.) Finally, for any reason, including retirement or death, any ISO or unexercised portion thereof which is not exercised within three (3) months from the date on which the Optionee cease to be an employee will become an NSO (unless the Optionee dies during this three-month period).

     NONQUALIFIED STOCK OPTIONS

An Optionee generally will not recognize taxable income upon the grant of an NSO. Rather, at the time of exercise of such NSO, the Optionee will recognize ordinary income for income tax purposes in an amount equal to the excess of the fair market value of the Shares purchased over the Option Price. Sideware will generally be entitled to a tax deduction at such time and in the same amount that the Optionee recognizes ordinary income.

If Shares acquired upon exercise of an NSO are later sold or exchanged, then the difference between the amount received upon such sale, exchange or disposition and the fair market value of such Shares on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the Shares are a capital asset of the Optionee) depending upon the length of time such Shares were held by the Optionee.

     INCENTIVE STOCK OPTIONS

An Optionee will not recognize any ordinary income upon the grant or timely exercise of an ISO. However, the amount by which the fair market value of the Shares on the exercise date of an ISO exceeds the Option Price generally will constitute an item which increases the Optionee's "alternative minimum taxable income."

Exercise of an ISO will be timely if made during its Option Term and if the Optionee remains an employee of Sideware or a subsidiary at all times during the period beginning on the date of grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled Optionee). Exercise of an ISO will also be timely if made by the legal representative of an Optionee who dies (i) while in the employ of Sideware or a subsidiary or (ii) within three months after termination of employment. The tax consequences of an untimely exercise of an ISO will be determined in accordance with the rules applicable to NSOs, discussed above.

If Shares acquired pursuant to the timely exercise of an ISO are later disposed of, and if the Shares are a capital asset of the Optionee, the Optionee will, except as noted below, recognize short-term or long-term capital gain or loss (depending upon the length of time such Shares were held by the Optionee) equal to the difference between the amount realized upon such sale and the Option Price. Sideware, under these circumstances, will not be entitled to any income tax deduction in connection with either the exercise of the ISO or the sale of such Shares by the Optionee.

If, however, Shares acquired pursuant to the exercise of an ISO are disposed of by the Optionee prior to the expiration of two years from the date of grant of the ISO or within one year from the date such Shares are transferred to him or her upon exercise (a "disqualifying disposition"), any gain realized by the Optionee generally will be taxable at the time of such disqualifying disposition as follows: (i) at ordinary income rates to the extent of the difference between the Option Price and the lesser of the fair market value of the Shares on the date the ISO is exercised or the amount realized on such disqualifying disposition and (ii) if the Shares are a capital asset of the Optionee, as short-term or long-term capital gain (depending upon the length of time such Shares were held by the Optionee) to the extent of any excess of the amount realized on such disqualifying disposition over the sum of the Option Price and any ordinary income recognized by the Optionee. In such case, Sideware may claim an income tax deduction at the time of such disqualifying disposition for the amount taxable to the Optionee as ordinary income.

	OTHER OPTIONS OUTSTANDING

In addition to options granted under the 2001 Plan, Sideware has the following options outstanding:

-	approximately 6.5 million options are outstanding pursuant
to Sideware's 2000 Stock Option Plan; and
-	approximately 4 million options are outstanding from
individual option grants which preceded the adoption of the 2000 Stock Option Plan and the 2001 Stock Option Plan.

These options include the following options held by directors, executive officers, and persons nominated for election as director:


Optionee         Number     Exercise     Expiry        No. Exercisable
                 of         Price        Date          within 60 days of
                 Shares                                February 28, 2001


James Speros       250,000   C$0.36       07/06/03        250,000
                   125,000   C$2.33       06/17/04        125,000

Grant
Sutherland         198,000   C$0.50       06/24/01        198,000
                    75,000   C$0.70       12/16/02         75,000
                   125,000   C$2.33       06/17/04        125,000
                   170,000   C$2.66       10/10/04        170,000

Peter Kozicki       50,000   C$0.50       06/24/01         50,000
                    25,000   C$0.70       12/16/02         25,000
                    25,000   C$2.33       06/17/04         25,000
                    25,000    $5.10       04/20/05         18,750

Edward White       100,000   C$0.50       06/24/01        100,000
                    25,000   C$0.70       12/16/02         25,000
                    25,000   C$2.33       06/17/04         25,000
                    25,000    $5.10       04/20/05         18,750

Jay Nussbaum       200,000   $11.08       01/21/05        200,000
                   200,000    $5.10       04/20/05        150,000
                    50,000    $1.00       01/18/06         25,000
                   150,000    $1.00       02/09/06         75,000

Jack Kemp          150,000    $1.00       02/09/06         75,000

John
Shoemaker          150,000    $1.00       02/09/06         75,000

Scott
Friedlander      1,000,000    $8.69       01/14/05      1,000,000
                 1,000,000    $5.10       04/20/05        750,000

Rahul Bardhan    1,000,000    $2.25       08/30/05        400,000

Stewart
Walchli            100,000   $11.08       01/21/05        100,000
                   200,000    $5.10       04/20/05        150,000



     DISINTERESTED SHAREHOLDER APPROVAL

Pursuant to regulations of the Toronto Stock Exchange, the 2001 Plan requires disinterested shareholder approval. The approval requires the affirmative vote of more than 50% of the eligible votes cast. Votes attaching to shares owned beneficially by insiders to whom options may be awarded under the 2001 Plan and
their associates ("Excluded Shares") will be excluded.   To the
knowledge of management of Sideware there are 5,107,572 Excluded Shares which will not be counted in the voting in respect of the 2001 Plan.

E.    AUTHORIZATION OF PRIVATE PLACEMENT

On February 22, 2001, Sideware completed a private placement of 5,229,752 shares and 5,229,752 share purchase warrants. In addition, Sideware issued 526,316 warrants in consideration of placement agent services provided in the private placement. Each of those warrants entitles the holder to acquire one share and one share purchase warrant, with each share purchase warrant entitling the holder to acquire one additional share. Accordingly, the total number of shares which may be issued as a result of the private placement is 11,512,136.

Under regulations of the Toronto Stock Exchange, Sideware requires shareholder approval before it can issue, during any six month period, private placement shares representing more than 25% of the issued and outstanding shares at the beginning of the six month period. For purposes of TSE regulations, shares which may be issued under warrants issued in a private placement count as shares issued in the private placement. As a result, the total number of additional shares which Sideware can issue in private placements prior to August 22, 2001 is limited to approximately
3.5 million.

Sideware management believes that it is in Sideware's best interests to have the flexibility to issue additional private placement shares, if an opportunity arises to raise additional financing on satisfactory terms. Management will place the following proposed resolution before the shareholders for their consideration:

"BE IT RESOLVED THAT THE ISSUANCE OF UP TO 15,000,000 SHARES AND 15,000,000 SHARE PURCHASE WARRANTS OR OTHER SECURITY CONVERTIBLE TO COMMON SHARES PURSUANT TO PRIVATE PLACEMENTS SUBSEQUENT TO THE DATE OF THIS RESOLUTION, ON SUCH TERMS AND CONDITIONS AS THE DIRECTORS OF SIDEWARE MAY APPROVE, BE AND IS HEREBY APPROVED."

                 EXECUTIVE COMPENSATION

Apart from stock options, we do not presently compensate our directors for services provided as directors. We provide compensation to our directors who are also officers or employees, for services rendered as officers or employees. We provide the following compensation to our directors and executive officers.

JAMES L. SPEROS. We currently pay Mr. Speros an annual salary of $250,000. During 2000 Mr. Speros' salary was $225,000 per year. During November and December 1999, Mr. Speros' salary was $15,000 per month. Between April 1999 and November 1999, Mr. Speros' salary was $11,500 per month. Between August 1998 and April 1999, Mr. Speros' salary was $8,000 per month. In October and November 1999, Mr. Speros received bonus payments totaling $50,000. In addition, Mr. Speros holds stock options to acquire 875,000 shares.

GRANT SUTHERLAND. Effective September 1, 2000 we pay Mr. Sutherland an annual salary of $100,000. Between January 1, 2000 and August 31, 2000 Mr. Sutherland's salary was $200,000 per year. Between June 1, 1998, and December 31, 1999, Mr. Sutherland's salary was $6,600 per month, which we shared with BrainTech, Inc., paying 80% during 1999 and 50% during 1998. Prior to June 1, 1998, we paid Mr. Sutherland $3,300 per month. Mr. Sutherland exercised stock options to acquire 250,000 shares in 1999 and options to acquire 80,000 shares in 2000. Mr. Sutherland holds additional stock options to acquire 718,000 shares. At the end of the first quarter of 2000 we paid Mr. Sutherland a discretionary bonus of $85,140, in respect of services rendered during 1999.

SCOTT FRIEDLANDER.  Effective January 1, 2001 we pay Mr.
Friedlander an annual salary of $250,000.  Between September 1,
2000 and December 31, 2000 Mr. Friedlander's annual salary was $200,000. Between February 1, 2000 and August 31, 2000 Mr.
Friedlander's annual salary was $175,000.    We paid Mr.
Friedlander a bonus of $16,800 as an inducement to accept employment with our company. We also accrued an additional payment for Mr. Friedlander in the amount of $200,000 as at December 31, 2000, as an adjustment to Mr. Friedlander's compensation in recognition of additional executive and administrative responsibilities undertaken by Mr. Friedlander, beyond his initial responsibilities in managing our US sales operations. We expect to make that payment in April 2001. Mr. Friedlander will be entitled to receive bonuses equal to:

- 75% of his base salary if our revenue exceeds $20 million during 2001; and
- 200% of his base salary if our revenue exceeds $26.7 million during 2001.

We have also entered into a Change of Control Severance Agreement with Mr. Friedlander, entitling Mr. Friedlander to receive up to two years salary and bonus payments if we terminate his employment following a change in control of Sideware. Mr.
Friedlander holds options to purchase 2,500,000 shares.

RAHUL BARDHAN. We currently pay Mr. Bardhan an annual salary of $250,000. We also accrued a bonus in the amount of $60,000 for Mr. Bardhan as at December 31, 2000, which we agreed to at the time Mr. Bardhan commenced employment, as an inducement to join our company. We expect to pay that bonus in April 2001. Mr. Bardhan will also be entitled to receive bonuses equal to:

- 75% of his base salary if our revenue exceeds $20 million during 2001;
- 200% of his base salary if our revenue exceeds $26.7 million during 2001;
- 75% of his base salary if our revenue exceeds $33 million during 2002; and
- 200% of his base salary if our revenue exceeds $40 million during 2002.

We have entered into a Change of Control Severance Agreement with Mr. Bardhan, entitling Mr. Bardhan to receive up to two years salary and bonus payments if we terminate his employment following a change in control of Sideware. Mr. Bardhan holds options to purchase 1,500,000 shares.

STEWART WALCHLI. We currently pay Mr. Walchli a salary of $132,000 per year. Prior to December 31, 2000, Mr. Walchli's salary was $100,000 per year. We also accrued an additional payment for Mr. Walchli in the amount of $50,000 as at December 31, 2000, as an adjustment to Mr. Walchli's compensation in recognition of additional duties and responsibilities undertaken by Mr. Walchli in assuming the role of Chief Financial Officer, after accepting employment with us as Vice-President Finance. We
expect to make that payment in April 2001.    Mr. Walchli will be
entitled to receive bonuses equal to:

- 75% of his base salary if our revenue exceeds $20 million during 2001; and
- 200% of his base salary if our revenue exceeds $26.7 million during 2001.

We have entered into a Change of Control Severance Agreement with Mr. Walchli, entitling Mr. Walchli to receive up to two years salary and bonus payments if we terminate his employment following a change in control of Sideware. Mr. Walchli also holds options to purchase 800,000 shares.

The following table summarizes compensation paid to our directors and named executive officers for the fiscal years ended December 31, 2000 and December 31, 1999, the eight month period ended December 31, 1998, and the fiscal year ended April 30, 1998.


                           Annual Compensation                      Long Term Compensation
Name and                                                         Awards               Payouts      All other
Principal        Period                                  Restricted   Securities                   Compensation
Position          Ended    Salary   Bonus     Other         Stock     Underlying
                mm/dd/yy                                    Awards    Optons/SARs


James Speros,   12/31/00   $225,000  $      0  $      0       0                  0         $0         $54,000 (1)
President, CEO  12/31/99   $136,250  $ 50,000  $      0       0            125,000         $0         $     0
(since Oct.     12/31/98   $ 44,000  $      0  $      0       0            250,000         $0         $     0
15, 2000)

Grant           12/31/00   $167,000  $      0  $      0       0                  0         $0         $     0
Sutherland,     12/31/99   $ 63,400  $ 85,140  $      0       0            375,000         $0         $     0
Chairman        12/31/98   $ 39,600  $      0  $      0       0             25,000         $0         $     0
                04/30/98   $ 39,600  $      0  $      0       0             75,000         $0         $     0

Owen Jones,     12/31/00   $126,000  $     0   $      0       0                  0         $0         $     0
President, CEO  12/31/99   $ 80,000  $117,480  $      0       0            125,000         $0         $     0
(up to Oct. 15, 12/31/98   $ 31,350  $ 66,000  $      0       0             55,000         $0         $     0
2000)           04/30/98   $ 20,000  $ 66,000  $      0       0             75,000         $0         $     0

Jay Nussbaum,   12/31/00   $      0  $      0  $      0       0            400,000         $0         $     0
Director        12/31/99   $      0  $      0  $      0       0                  0         $0

Jack Kemp,      12/31/00   $      0  $      0  $      0       0                  0         $0         $     0
Director

John Shoemaker, 12/31/00   $      0  $      0  $      0       0                  0         $0         $     0

Edward White,   12/31/00   $      0  $      0  $      0       0                  0         $0         $     0
Director        12/31/99   $      0  $      0  $      0       0             25,000         $0         $     0
                12/31/98   $      0  $      0  $      0       0             25,000         $0         $     0
                04/30/98   $  4,600  $      0  $      0       0             25,000         $0         $     0

Peter Kozicki,  12/31/00   $      0  $      0  $      0       0                  0         $0         $     0
Director        12/31/99   $      0  $      0  $      0       0             25,000         $0         $     0
                12/31/98   $      0  $      0  $      0       0             25,000         $0         $     0

Scott           12/31/00   $172,600  $ 16,800  $200,000       0          2,000,000         $0         $     0
Friedlander,
Exec. VP

Rahul Bardhan,  12/31/00   $ 63,550  $ 60,000  $      0       0          1,000,000         $0         $     0
Chief
Technology
Officer

Stewart Walchli 12/31/00   $ 83,917  $      0  $ 50,000       0            300,000         $0         $     0
Chief
Financial
Officer


1.  This amount represents a club membership purchased for Mr. Speros.

We do not have a long term incentive plan.

The following table summarizes options granted to our directors and executive officers during the year ended December 31, 2000.

                OPTION / SAR GRANTS IN LAST FISCAL YEAR


Name                    Number of          Percent of          Exercise or   Expiration     Grant date
                        securities         total options /     base price    date           present
                        underlying         SARs granted to                   (mm/dd/yy)     value (1)
                        Options /          employees in
                        SARs granted       fiscal year



James Speros                  Nil           0.0%                    N/A            N/A            N/A

Grant
Sutherland                    Nil           0.0%                    N/A            N/A            N/A

Owen Jones                    Nil           0.0%                    N/A            N/A            N/A

Scott Friedlander       1,000,000          11.3%                  $8.69       01/14/05     $  760,000
                        1,000,000          11.3%                  $5.10       04/20/05     $1,000,000

Rahul Bardhan           1,000,000          11.3%                  $2.25       08/30/05     $  400,000

                                                                   23

Stewart Walchli           100,000           1.1%                 $11.08       01/21/05     $  822,000
                          200,000           2.2%                  $5.10       04/20/05     $  200,000


(1) Grant date present value was calculated by multiplying the number of option shares by the difference between the exercise price and the closing trading price on the date of grant.

In addition to the foregoing, we granted the following options to our directors and executive officers in January and February 2001:

     Grant Sutherland           150,000 options
     James Speros               500,000 options
     Jay Nussbaum               200,000 options
     Jack Kemp                  150,000 options
     John Shoemaker             150,000 options
     Peter Kozicki               20,000 options
     Edward White                20,000 options
     Scott Friedlander          500,000 options
     Rahul Bardhan              500,000 options
     Stewart Walchli            500,000 options

The exercise price for these options was $1.00, and the term was five years. None of these options have been exercised as at the date of this Proxy Statement and Information Circular.

The following table summarizes options exercised by our directors and executive officers during the year ended December 31, 2000.

Aggregated Option / SAR Exercises in Last Fiscal Year and FY-End
Option / SAR Values


                    Shares acquired   Value realized    Number of securities    Value of unexercised
Name                  on exercise                       underlying unexercised  in-the-money options /
                                                        options / SARS at end   SARs at end of fiscal
                                                        of fiscal year          year
                                                        ----------------------   ---------------------
                                                          Exercisable /
                                                          Unexercisable



James Speros        0                  0                375,000 / 0              $65,600 / 0

Grant Sutherland    80,000             $638,052         568,000 / 0              $36,510 / 0

Jay Nussbaum        0                  0                400,000 / 0              0

Jack Kemp           0                  0                0                        0

John Shoemaker      0                  0                0                        0

Peter Kozicki       0                  0                112,500 / 12,500         $9,450 / 0

Edward White        0                  0                162,500 / 12,500         $17,950 / 0

Scott Friedlander   0                  0                1,500,000 / 500,000      0

Rahul Bardhan       0                  0                200,000 / 800,000        0

Stewart Walchli     0                  0                300,000 /0               0


    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

We did not have a compensation committee during the year ended December 31, 2000. The following officers and employees participated in deliberations concerning executive officer compensation during the year ended December 31, 2000: Grant Sutherland, Chairman, James Speros, Director, President of Sideware Corp., and Chief Executive Officer (from October 15,
2000), Owen Jones, Director (to November 30, 2000), and Chief Executive Officer (to October

15, 2000), Scott Friedlander, Executive Vice President and General Manager of US Operations, Rahul Bardhan, Chief Technical Officer, Stewart Walchli, Chief Financial Officer, and Paul Hildebrand, Secretary. Grant Sutherland, Owen Jones, and James Speros were directors of BrainTech, Inc. during the year ended December 31, 2000, and were involved in determining executive officer compensation for BrainTech, Inc. Otherwise, no executive officer of Sideware
served as a director or member of the   compensation committee of
any other entity (or performed similar functions as a director of any other entity), one of whose executive officers served as a director of Sideware or participated in making compensation decisions for Sideware.

The following table indicates those Board members who were also officers or employees of Sideware or any of its subsidiaries
(other than subsidiaries which do not carry on active business) during the last completed financial year.


         Name                     Position

     James Speros        President and CEO (from October 15, 2000)
                         President of Sideware Corp.

   Grant Sutherland      Chairman of Sideware
                         Chairman & Secretary/Treasurer of Sideware Corp.
                         Manager of Sideware International SRL, Society

      Owen Jones1        President and CEO (up to October 15, 2000)

1. Mr. Jones resigned as the President and CEO of Sideware on October 15, 2000, and as a director of Sideware on November 1, 2000.

No member of Sideware's Board had or has any relationship with Sideware or any of its subsidiaries which requires disclosure under "Indebtedness of Directors, Executive Officers and Senior Officers" or "Interest of Insiders in Material Transactions" other than as set forth under those headings.

     REPORT ON EXECUTIVE COMPENSATION

Compensation of Sideware's executive officers comprises two main components: cash compensation and stock options. Grants of stock options are approved by the full Board of Directors.
Salaries are set by senior management.

Among other things, the exercise price, number of shares optioned and other terms of previously granted stock options are factors which influence the Board of Directors when granting new stock options to the same optionees. However, new options are granted on a case-by-case basis and there is no specific formula for quantifying this influence and applying it in any specific instance. Past performance of an optionee is also a consideration in the granting of stock options.

For the most recently completed financial year, Sideware's CEO received total cash compensation of $225,000 in salary and bonus. He did not exercise any stock options during the year. Sideware did not grant any stock options to it current CEO durng the year. In January 2001, Sideware granted options to its CEO to purchase 500,000 shares at a price of $1.00 per share. At a base salary of $250,000, management considered the CEO's salary to be fixed at a rate similar to competitive rates for a similar position.

The foregoing Report on Compensation is submitted by those directors who were members of the Board of Directors during the year ended
December 31, 2000.

James Speros          Grant Sutherland        Jay Nussbaum
Peter Kozicki         Edward White

                   PERFORMANCE GRAPH

The graph appearing below compares the yearly percentage change in Sideware's cumulative total shareholder return on its common shares with the cumulative total return of the TSE 300 Composite Index and the S&P 500 Index, based on an initial $100 investment. For this purpose, the yearly percentage change in Sideware's cumulative total shareholder return is calculated by dividing the difference between the price for Sideware's shares at the end and the beginning of the "measurement period" by the price for Sideware's common shares at the beginning of the measurement period. "Measurement period" means the period beginning at the market close on the last trading day before the beginning of Sideware's fifth preceding financial year, through and including each of the five ensuing financial years.

                 [insert graph]

*For the 1995 and 1996 year ends Sideware was suspended from trading. The price used for Sideware's shares for these dates is the last closing price before Sideware was suspended. Note: The performance graph shows April 30, 1998 and December 31, 1998 to ensure no lapse in reporting given the change in fiscal year end that occurred for 1998.

                         AUDITORS

KPMG LLP are the independent public auditors for Sideware for the fiscal year ending December 31, 1999 and the current fiscal year.
Representatives of KPMG LLP will not be present at the Annual
Meeting.

                       VOTING PROCEDURES

Votes cast by proxy or in person at the meeting will be tabulated by representatives of Montreal Trust Company of Canada. A quorum for the Meeting will consist of shareholders, present in person or by proxy, representing 5% of the shares entitled to vote at the Meeting.

Effect of an Abstention and Broker Non-Votes: A shareholder who abstains from voting on any or all proposals will be included in the number of shareholders present at the meeting for the purpose of determining the presence of a quorum. Abstentions will not be counted either in favour of or against the election of the nominees or other proposals. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on a proposal, then the shares covered by such "non-vote" shall be deemed present at the meeting for purposes of determining a quorum, but not for the purposes of calculating the vote with respect to the proposal on which the broker had no authority to vote.

        PROXY VOTING AND DISCRETION OF PROXYHOLDERS

On any poll, the persons named in the enclosed instrument of proxy will vote the shares in respect of which they are appointed and, where directions are given by the shareholder in respect of voting for or against any resolution, will do so in accordance with such direction.

IN THE ABSENCE OF ANY DIRECTION IN THE INSTRUMENT OF PROXY, IT IS INTENDED THAT SUCH SHARES WILL BE VOTED IN FAVOUR OF THE MOTIONS PROPOSED TO BE MADE AT THE MEETING AND FOR THE ELECTION OF THE MANAGEMENT NOMINEES FOR DIRECTORS AND AUDITOR, AS STATED UNDER THE HEADINGS IN THIS INFORMATION CIRCULAR. The instrument of proxy enclosed, when properly signed, confers discretionary authority with respect to amendments or variations to any matters which may properly be brought before the Meeting. At the time of printing of this Information Circular, the management of Sideware is not aware that any such amendments, variations or other matters are to be presented for action at the Meeting. However, if any other matters which are not now known to the management should properly come before the Meeting, the proxies hereby solicited will be exercised on such matters in accordance with the best judgement of the nominee.

                        OTHER MATTERS

The Board of Directors does not intend to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. However, as to any other business that may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgement of the persons voting such proxies.

        INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS
                      AND SENIOR OFFICERS

Total indebtedness of all present and former employees to Sideware was approximately $235,000 at May 11, 2001. We expect to forgive a portion of that indebtedness in respect of employees who have been terminated subsequent to December 31, 2000.

The following table shows indebtedness to Sideware of individuals who are, or were during the year ended December 31, 2000, directors, executive officers, or senior officers (as defined in the Securities Act of British Columbia) of Sideware or any of its subsidiaries.

Name and          Involvement of     Largest Amount       Amount
Principal          Issuer or          Outstanding      Outstanding as
Position           Subsidiary         During Last     at Current Date
                                       Completed
                                     Financial Year


John Zhang,         Lender              $212,000          $194,000
Vice President
of Java
Development


The indebtedness of Mr. Zhang is secured by a mortgage over Mr. Zhang's residence. The mortgage bears interest at the rate of 1% per annum. As Vice-President of Java Development, Mr. Zhang is a senior officer under the Securities Act of British Columbia, but is not a reporting officer under section 16 of the Securities Exchange Act of 1934.

During the course of the fiscal year ended December 31, 1999, Sideware made loans to John Wedel, former General Manager of ebusiness Solutions, totalling $152,000. Those loans were forgiven during 2000 as a bonus. Mr. Wedel remains indebted to Sideware in the amount of approximately $8,000, and has guaranteed the indebtedness of another employee in the approximate amount of $25,000. Mr. Wedel is no longer employed by Sideware.

Other than Mr. Zhang and Mr. Wedel, no person who is or at any time during the most recently completed financial year was a director, executive officer or senior officer of Sideware, no proposed nominee for election as a director of Sideware, and no associate of any of the foregoing persons has been indebted to Sideware at any time since the commencement of Sideware's last completed financial year. No guarantee, support agreement, letter of credit or other similar arrangement or understanding has been provided by Sideware at any time since the beginning of the most recently completed financial year with respect to any indebtedness of any such person.

           STATEMENT OF CORPORATE GOVERNANCE

"Corporate Governance" refers to the process and structure used to direct and manage the business and affairs of a Company. Regulations of the Toronto Stock Exchange ("TSE") include guildelines on corporate governance. TSE regulations also require listed companies to include in their information circulars a statement of their corporate governance practices, including matters on which their corporate governance practices differ from TSE guidelines.

Sideware shares began trading on the TSE on November 10, 2000. Subsequent to that time, Sideware has substantially re-structured its Board of Directors. Sideware is also in the process of adapting its corporate governance practices to comply with the majority, if not all, of the TSE guidelines.

     STEWARDSHIP OF SIDEWARE

TSE regulations require that the Board of Directors assume stewardship of the corporation, including matters such as strategic planning, the identification and management of risks, appointing and monitoring senior management, a corporate communications policy, and the integrity of internal corporate control and corporate management systems.

The nominees for the Sideware board include individuals with the experience and expertise to ensure that all required standards of corporate governance are met:

- The Sideware Board includes individuals with senior executive experience with major companies in the computer industry, to provide strategic planning, and to appoint, train and provide guidance to senior management, and to assist management in identifying and managing risk.
- The Sideware Board also includes individuals with extensive corporate experience to ensure that Sideware complies with its public disclosure and communications obligations, and to ensure that Sideware maintains proper internal controls and information systems.

     BOARD INDEPENDENCE

TSE regulations require that a majority of the Board of Directors be independent. Of the existing and proposed nominees for election as directors, Jay Nussbaum, Jack Kemp, John Shoemaker,
Kenneth Thornton, Edward White, and Peter Kozicki are independent.

Grant Sutherland has historically served as Chairman of the Board of Directors, and is not an independent director. The Board of Directors has considered Mr. Sutherland an appropriate Chairman because of his longstanding association with Sideware and his legal training. Whether Mr. Sutherland will continue as Chairman will be determined by the Board of Directors following the Meeting. Subsequent to the restructuring of the Sideware Board of Directors, the Board of Directors has implemented a policy of conducting quarterly board meetings.

Sideware has historically relied on business contacts of existing directors as a means of recruiting new directors. Sideware believes that given the level of experience of its existing directors and nominees, that will be an adequate means of recruiting directors for the foreseeable future.

     BOARD COMMITTEES

Sideware has an audit committee, which currently consists of Mr.
Sutherland, Mr. White, and Mr. Kozicki.  Mr. White and Mr.
Kozkicki are independent directors. Sideware has adopted a written Audit Committee Charter, a copy of which is enclosed with this Proxy Statement and Information Circular.

Historically, Sideware has functioned without additional committees of the Board of Directors. Sideware considered this appropriate given the size of Sideware, and the size of the Board of Directors. Sideware will review the need for board committees following the Meeting.

     MANAGEMENT PROCEDURES

The Sideware Board of Directors has entrusted day to day management of the affairs of Sideware to senior operating personnel. Day to day management of operations is under the control of Sideware's President, Executive Vice-President, Chief
Technology Officer, and Chief Financial Officer.

Senior operating personnel have direct access to members of the Board of Directors. Sideware's Chairman currently devotes the majority of his time to the affairs of Sideware, and is available for direct consultation by senior operating personnel. Senior operating personnel are also authorized to communicate directly with individual members of the Board of Directors to raise issues of concern.

All transactions involving the issuance of securities require approval of the full Board of Directors.

Sideware employs investor relations personnel to monitor communications with, and concerns of, shareholders. Investor relations personnel are authorized to have direct communication with

Sideware's Chairman and President, to ensure that shareholder concerns are brought to the attention of the Board of Directors.

     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Within the last three fiscal years, we have entered into the transactions set out below in which our current directors or officers were interested.

     TRANSACTIONS WITH BRAINTECH, INC. AND TECHWEST MANAGEMENT
     INC.

We have had several transactions with BrainTech, Inc. and Techwest Management Inc.

BrainTech is a public company engaged in the business of developing and marketing vision systems and related hardware and software products. The directors of BrainTech are Owen Jones, Grant Sutherland, James Speros, and Edward White. BrainTech common shares are quoted on the OTC-Bulletin Board. As at the date of this annual report, inclusive of options and warrants exercisable within 60 days, Mr. Sutherland, Mr. Speros and Mr. White own the following shares in BrainTech, Inc.:

     Name              Number of Shares   % of Issued and Outstanding

    Grant Sutherland      5,542,499                     10.2%
    James Speros            300,000                      0.5%
    Edward White          1,125,001                      2.1%

Techwest is a private management company in which Owen Jones and Grant Sutherland each hold 50% interests.

COST SHARING

Up to November 2000 we operated under a cost sharing arrangement with BrainTech, pursuant to which we shared the following costs:

- costs of our North Vancouver premises, which we shared with BrainTech;
- salary costs of certain personnel including, inter alia, the salary costs of our accounting personnel; and
- miscellaneous office charges, such as office supplies and telephone and fax charges.

Prior to October 1999, we shared the common costs equally with BrainTech. By a Cost Sharing and Allocation Agreement executed in October 1999, we agreed with BrainTech to re-allocate the common costs 80% to us and 20% to BrainTech effective from January 1, 1999. The reason for the reallocation of costs was the substantially greater level of our business, and our corresponding greater use of the common premises and personnel.

Shared costs under the Cost Sharing and Allocation Agreement were administered by Techwest. Techwest passed shared costs on to us and to BrainTech at its costs, without any markup.

From time to time, either our payments or those of BrainTech exceeded the proportionate share required under the cost sharing arrangement, giving rise to indebtedness as between us, BrainTech and Techwest Management. Accordingly, the payments were reconciled and adjusted from time to time as required. Through much of 1999, BrainTech was indebted to us (either directly or indirectly through Techwest) as a result of BrainTech not paying its proportionate share of the common operating costs, during periods when BrainTech did not have cash available to do so. There was no material indebtedness among Sideware, BrainTech, or Techwest during 2000.

In the summer of 2000, BrainTech, Inc. began to move its operations to separate premises. On November 6, 2000 we entered into a letter agreement with BrainTech, Inc. under which we agreed that BrainTech, Inc. could continue to use a portion of our North Vancouver office, as well as certain services provided by our personnel, during a transitional period not to exceed six months. As at the date of this annual report, BrainTech, Inc. no longer occupies any portion of those premises or makes any use of our personnel.

The lease for our downtown Vancouver premises was originally taken in the name of Techwest. By agreement dated January 19, 2001, Techwest assigned its interest in the premises to us.

PURCHASE OF COMPUTER EQUIPMENT

We purchase computer equipment for BrainTech, Inc. and Techwest Management Inc., owing to favorable equipment pricing available to us. Our current policy is to pass that equipment on at cost to BrainTech, Inc. and Techwest Management Inc. Hardware sales to BrainTech and Techwest totaled $81,945 during the fiscal year ended December 31, 2000, $30,856 during the fiscal year ended December 31, 1999, and $85,524 during the eight month period ended December 31, 1998.

WIZMASTER

In September 1999, we entered into a Software Development and License Agreement with BrainTech. Under that agreement, BrainTech developed a program named "Wizmaster", which enables the user, through a drop-and-drag procedure, to construct customized knowledge trees. We incorporated Wizmaster into version 3.1 of Dr. Bean, but we no longer make any use of the Wizmaster program. We paid approximately $11,400 to BrainTech for the development of Wizmaster.

KOSTIUK LITIGATION

Effective October 31, 1998 we purchased an interest in the proceeds of a judgment which BrainTech had obtained against John Kostiuk, in the amount of $300,000, in the Supreme Court of British Columbia. We paid $132,000 on account of the purchase price, which was subject to adjustment depending on the benefit we ultimately received from the judgment. On March 18, 1999 the British Columbia Court of Appeal allowed an appeal from the judgment, and BrainTech repaid the $132,000.

PARTNER PROGRAM

BrainTech is a participant in the Sideware Partner Program.

	PRIVATE PLACEMENTS

Our directors and executive officers have acquired the following securities in private placements during the last three fiscal years.

(1) In a private placement completed January 14, 1999 James Speros acquired 600,000 Special Warrants at a price of C$0.28 per Special Warrant. Each Special Warrant was exercisable at any time within one year, without additional consideration, into one unit comprised of one share and one non-transferable share purchase warrant. Each share purchase warrant would entitle the holder thereof to purchase one additional share for a period of two years at a price of C$0.28 per share for the first year and C$0.32 per share in the second year. The Special Warrants were exercised on June 4, 1999.

(2) In a private placement completed January 7, 1999, the following directors and executive officers acquired Special
Warrants at a price of C$0.35 per Special Warrant:

  Grant Sutherland     297,500 Special Warrants
  Peter Kozicki         50,000 Special Warrants

Each Special Warrant was exercisable at any time within a period of one year, without additional consideration, into 1.1 units, with each unit comprised of one share and one non-transferable share purchase warrant. Each share purchase warrant would entitle the holder to purchase one additional share for a period of two years at a price of C$0.35 per share for the first year and C$0.40 per share in the second year. The Special Warrants were exercised on June 4, 1999.

(3) In a private placement completed April 14, 1999, the following directors and executive officers acquired Special
Warrants at a price of C$0.55 per Special Warrant:

  Grant Sutherland     1,000,000 Special Warrants
  Jim Speros           1,000,000 Special Warrants

Each Special Warrant was exercisable at any time within a period of one year, without additional consideration, into one unit comprised of one share and one non-transferable share purchase warrant. Each share purchase warrant would entitle the holder thereof to purchase one additional share for a period of two years at a price of C$0.55 per share for the first year and C$0.63 per share in the second year. The Special Warrants were exercised on June 4, 1999.

(4) In a private placement completed January 21, 2000 the following directors and executive officers acquired Units at a price of $1.64 per Unit:

  Grant Sutherland            60,000 Units
  Jim Speros                  60,000 Units

Each Unit consisted of one share and one share purchase warrant. Each share purchase warrant would entitle the holder thereof to purchase one additional share for a period of two years at a price of $0.1.64 per share for the first year and $1.89 per share in the second year.

(5) In a private placement completed February 22, 2001 the following directors and executive officers acquired Units at a price of $0.80 per Unit:

  Grant Sutherland             1,250,000 Units.

Each Unit consisted of one share and one share purchase warrant.
Each share purchase warrant would entitle the holder thereof to purchase one additional share for a period of three years at a price of $1.00 per share.

     OTHER TRANSACTIONS

We have acquired legal services from the law firm Sutherland Johnston, of which Grant Sutherland is a partner. The amount of those legal services prior to December 31, 1998 was not material. During the years ended December 31, 1999 and December 31, 2000, we paid legal fees to Sutherland Johnston of approximately $138,000 and $258,000, respectively. In addition, we have sold approximately $24,000 in computer equipment at cost to Dunsmuir Management Ltd., a management company owned by Sutherland Johnston.

We acquired our interest in the premises at 1600 - 777 Dunsmuir Street, Vancouver, British Columbia through an assignment from SJM Management Ltd., a management company for the law firm Sutherland Johnston. The assignment covered the period from July 1, 1999 to December 31, 2000. Under the assignment, SJM Management Ltd. assigned its interest in respect of the premises at Suite 1600 to Techwest Management Inc., which agreed to perform all of the obligations of the tenant under the lease. We signed the lease as an indemnifier, and were liable to perform all of the obligations of the assignee, including the payment of rent. The term covered by the assignment has expired.

Paul Hildebrand is our corporate Secretary, and has been an employee of Sideware Systems Inc. since January 1, 2000. Prior to December 31, 1999 we have acquired legal services from Dale W. Wilcox, a Law Corporation, a law firm with which Mr. Hildebrand is associated. Between May 3, 1995 and December 31, 1999, Dale
W. Wilcox, a Law Corporation has received payments totaling $377,000 in fees (exclusive of taxes and disbursements) for legal services.

We have granted the following stock options to Mr. Hildebrand:

(1) options to purchase 100,000 shares at C$0.50 per share expiring May 1, 2001;
(2) options to purchase 75,000 shares at C$0.70 per share expiring December 16, 2002;
(3) options to purchase 55,000 shares at C$1.35 per share expiring April 29, 2004;
(4) options to purchase 100,000 shares at C$2.33 per share expiring June 17, 2004;
(5) options to purchase 25,000 shares at C$2.78 per share expiring October 20, 2004;
(6) options to purchase 300,000 shares at $11.08 per share expiring Januay 21, 2005;
(7) options to purchase 300,000 shares at $5.10 per share expiring April 20, 2005; and.
(8) options to purchase 150,000 shares at $1.00 per share expiring January 18, 2006.

In addition, Mr. Hildebrand and Alder Enterprises Ltd., a private company in which Mr. Hildebrand owns a 45% interest, have also acquired the following shares, special warrants, and share purchase warrants pursuant to private placements:

(1) In a private placement completed November 19, 1998, Mr. Hildebrand acquired 90,000 Special Warrants at a price of C$0.32 per Special Warrant. Each Special Warrant was exercisable at any time within a period of one year, without additional consideration, into one unit comprised of one share and one non-transferable share purchase warrant. Each share purchase warrant would entitle the holder thereof to purchase one additional share for a period of two years from the date of issuance of the Special Warrants at a price of C$0.32 per share for the first year and C$0.37 per share in the second year. The Special Warrants were exercised on June 4, 1999.

(2) In a private placement completed January 7, 1999, Mr. Hildebrand and Alder Enterprises Ltd. acquired, respectively, 30,000 and 277,500 Special Warrants. Each Special Warrant was exercisable at any time within a period of one year, without additional consideration, into 1.1 units, with each unit comprised of one share and one non-transferable share purchase warrant.

Each share purchase warrant would entitle the holder to purchase one additional share for a period of two years at a price of C$0.35 per share for the first year and C$0.40 per share in the second year. The Special Warrants were exercised on June
4, 1999.

(3) In a private placement completed February 22, 2001, Mr. Hildebrand and Alder Enterprises Ltd. acquired, respectively, 187,500 and 125,000 Units at a price of $0.80 per Unit. Each Unit consisted of one share and one share purchase warrant. Each share purchase warrant would entitle the holder thereof to purchase one additional share for a period of three years at a price of $1.00 per share.

       COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

To the best of the knowledge of Sideware, all reports required under Section 16(a) of the Exchange Act during the year ended
December 31, 2000 were filed in a timely way.

PROPOSALS OF SHAREHOLDERS

Sideware must receive proposals of shareholders intended to be presented at the 2002 annual meeting of shareholders no later than January 16, 2001 in order that they be included in the Proxy Statement and Information Circular and form of proxy for that meeting. Sideware reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

        INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents are hereby incorporated by reference into this Proxy Statement and Information Circular:

(1)  Annual Report on Form 10-K for the year ended December 31,
     2000 and our first amendment to the Annual Report on Form
     10-K/A.

               AVAILABILITY OF DOCUMENTS

Upon request made to the Secretary of Sideware at 1600 - 777
Dunsmuir St., Vancouver, B.C. V7Y 1K4 Sideware will send a copy of any or all of the following documents to the person making the request and, in the case of a shareholder, will send the documents without charge:

(1) Sideware's most current Annual Information Form filed with the British Columbia Securities Commission and the Ontario Securities Commission, together with one copy of any document, or the pertinent pages of any document, incorporated by reference in the Annual Information Form;
(2) Sideware's most recently filed comparative annual financial statements, together with the accompanying report of the auditor, and any interim financial statements that have been filed for any period after the end of the most recently completed financial year; and

(3) The information circular for the most recent annual meeting of shareholders that involved the election of directors or any annual filing prepared instead of that information circular, as appropriate.

DATED:   Vancouver, British Columbia, May 11, 2001.

                  BY ORDER OF THE BOARD

                    "GRANT SUTHERLAND"

                        CHAIRMAN

                  SIDEWARE SYSTEMS INC.
                1810 Samuel Morse Drive
           Reston, Virginia, USA 20190-5316